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                                                               EXHIBIT 10(u)(11)

                          RELIANT ENERGY, INCORPORATED
                                 RETIREMENT PLAN

               (As Amended and Restated Effective January 1, 1999)

                                 First Amendment

                  The Benefits Committee of Reliant Energy, Incorporated, having reserved the right under Section 15.1 of the Reliant Energy, Incorporated Retirement Plan, as amended and restated effective January 1, 1999 (the "Plan"), to amend the Plan, does hereby amend the Plan, as follows:

                  1. Effective as of January 1, 1995, new Section 21.5 is hereby added to the Plan to read as follows:

                  "21.5    GATT Code Section 415(b)(2)(E) Transition Rule.

                           (a) Effective as of January 1, 1995, the Plan is amended to comply with Code Section 415(b)(2)(E), as amended by the Retirement Protection Act of 1994 under the General Agreement on Tariffs and Trades, as amended (`GATT'), but applied as provided in this Section 21.5 prior to January 1, 2000, in accordance with the transition rule under Rev. Rul. 98-1, 1998-2 I.R.B. 5, 98-1 C.B. 249, as described in this Section 21.5.

                           (b) In the case of a Member as of January 1, 1995, the application of the limitations under Article XXI of the Plan shall not cause the maximum permissible amount for such Member under the Plan to be less than the Member's Accrued Benefit as of December 31, 1999 (the `Freeze Date'), as determined for each possible annuity starting date and optional form of benefit as of such Freeze Date after applying Section 415(b) of the Code as in effect on December 7, 1994, including the participation requirements of Code Section 415(b)(5) (`Old Law Benefit'). A Member's Old Law Benefit shall not increase, but may decrease, after the Freeze Date. Any amendment changing the actuarial assumptions under Section 21.1 of the Plan that is adopted and effective prior to the Freeze Date shall be included when determining a Member's benefit accrued as of the Freeze Date. In applying the Code Section 415(b) limitation in determining a Member's Accrued Benefit, if the Member has an Old Law Benefit, such benefit will be determined using `Method 2' under Rev. Rul. 98-1, Q&A 14. The applicable interest rate and mortality table used to determine the annual benefit that is equivalent to the Old Law Benefit shall be based on (i) the Plan provisions as in effect on December 7, 1994, if the determination is being made

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             before January 1, 2000 (the `Final Implementation Date'), and (ii)
             Plan provisions as in effect on such date of determination if the determination is being made on or after the Final Implementation Date."

                  2. Effective as of January 1, 1999, the second sentence of the first paragraph and the second paragraph of Article II of the Plan are hereby amended to read as follows:

             "Each other Employee who is not (i) a `leased employee' (as defined in Section 414(n)(2) of the Code, subject to Code Section 414(n)(5)), (ii) designated, compensated, or otherwise classified or treated as an independent contractor or a leased employee by an Employer or an Affiliate, or (iii) a non-resident alien who receives no United States source earned income from the Employer shall participate in the Plan on the later of January 1, 1999, or the date on which the Employee completes one hour of service in accordance with Section 3.2.

                  Leased employees, including leased employees as defined in
             Code Section 414(n)(2), subject to Code Section 414(n)(5), and any other person performing services pursuant to an arrangement between an Employer or an Affiliate and a third party, are not eligible to participate in the Plan."

                  3. Effective as of January 1, 1999, the parenthetical phrase in the fourth line of Section 1.16 of the Plan is hereby amended to add the word "cash" after the word "including" and before the word "bonuses" in such parenthetical phrase.

                  4. Effective as of January 1, 1999, Section 5.1 of the Plan is hereby amended to add the following new sentence to the end thereof:

             "The foregoing to the contrary notwithstanding, in the event of termination of Service due to the death of a Member, Minnegasco Member or NorAm Member, such Member, Minnegasco Member or NorAm Member shall be fully vested in his Pension as of his date of death."

                  5. Effective as of January 1, 1999, Section 19.4 of the Plan is hereby amended to add the following new sentence to the end thereof:

             "If the Committee receives a qualified domestic relations order with respect to a Member, the amount assigned to the Member's former spouse may be immediately distributed, to the extent permitted by law, from the vested portion of the benefit payable to the Member."

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                  IN WITNESS WHEREOF, the Benefits Committee of Reliant Energy,
Incorporated has caused these presents to be executed by its duly authorized Chairman in a number of copies, all of which shall constitute one and the same instrument, which may be sufficiently evidenced by any executed copy hereof, this 6th day of September, 2000, but effective as of the dates specified herein.

                                              BENEFITS COMMITTEE OF
                                              RELIANT ENERGY, INCORPORATED

                                              By: /s/ DAVID MCCLANAHAN
                                                  ------------------------------
                                                  David McClanahan, Chairman
ATTEST:

/s/ LYNNE HARKEL-RUMFORD
----------------------------------
Lynne Harkel-Rumford, Secretary

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